FIRST AMENDMENT TO AGREEMENT
                         OF SALE AND ESCROW AGREEMENT

     This First Amendment to Agreement of Sale and Escrow Agreement ("First Amendment") is entered into as of August 6, 1996 by and between SHERMAN OAKS LIMITED PARTNERSHIP, as Purchaser, and SHADOWRIDGE INVESTORS, as Seller.

                                R E C I T A L S

     1. The Purchaser and Seller entered into an Agreement of Sale ("Agreement") and an Escrow Agreement as of July 5, 1996 for the purchase and sale of the property known as Shadow Ridge Apts. in Las Vegas, Nevada.

     2.   The parties now wish to amend the Agreement and the Escrow Agreement.

     NOW, THEREFORE, the Agreement and Escrow Agreement are amended as follows:

     1. The Purchase Price of $12,750,000 referred to in Paragraphs 1 and 26 of the Agreement shall now be $12,600,000.

     2. Purchaser has waived its Mortgage Contingency referred to in Paragraph 17 of the Agreement and Paragraph 2 of the Escrow Agreement, and Purchaser is hereby prepared to close the transaction on the Closing Date.

     3. Except as modified herein, all other terms and conditions of the Agreement and Escrow Agreement remain in full force and effect.

     4. All capitalized terms used herein shall have the same meaning as in the Agreement and Escrow Agreement.

     5. This First Amendment may be executed in multiple facsimile counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have put their hand and seal as of the date set forth above.

                              PURCHASER:

                              SHERMAN OAKS LIMITED PARTNERSHIP

                              By:  /s/Stanley Canter General Partner
                                   --------------------------------------
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                              SELLER:

                              SHADOWRIDGE INVESTORS, an Illinois
                              Joint Venture

                              By:  Shadowridge Associates, an Illinois
                                   limited partnership, a joint venture partner

                                   By:  Balcor Realty Associates-VI,
                                        an Illinois general partnership

                                        By:  The Balcor Company, a
                                             Delaware corporation

                                             By:  /s/James Mendelson
                                                  ----------------------------

                              By:  S-R Investors, an Illinois limited
                                   partnership, a joint venture partner

                                   By:  Balcor Partners-XVIII, an Illinois
                                        general partnership

                                        By:  The Balcor Company, a
                                             Delaware corporation

                                             By:  /s/James Mendelson
                                                  ----------------------------

                              ESCROW AGENT:

                              FIRST AMERICAN TITLE INSURANCE
                              COMPANY

                              By:
                                   --------------------------------